UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 28, 2010

AXCAN INTERMEDIATE HOLDINGS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-153896	74-3249870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 Inverness Center Parkway
Suite 310
Birmingham, AL 35242
(Address of Principal Executive Offices, Including Zip Code)

(205) 991-8085
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

FDA ISSUES COMPLETE RESPONSE LETTER FOR ULTRASE® MT and VIOKASE®

As previously disclosed, in April 2004, the U.S. Food and Drug Administration, or FDA, mandated that all manufacturers of pancreatic enzyme products file a New Drug Application, or NDA, and receive approval for their products by April 2008 or be subject to regulatory action. In October 2007, the FDA published a notice in the Federal Register extending the deadline within which to obtain marketing approval for these exocrine pancreatic insufficiency drug products until April 28, 2010 for those companies that (a) were marketing unapproved pancreatic enzyme products as of April 28, 2004; (b) submitted NDAs on or before April 28, 2009; and (c) continued diligent pursuit of regulatory approval.

As previously disclosed, because we did not receive FDA approval of the NDAs we submitted for both ULTRASE® MT and VIOKASE® by FDA’s April 28, 2010 deadline, we took steps to cease the distribution of both these product lines, effective April 28, 2010. On May 5th, 2010, the FDA issued an additional complete response letter with respect to our NDA for ULTRASE® MT for the treatment of exocrine pancreatic insufficiency. This letter required that deficiencies raised with respect to the manufacturing and control processes at the manufacturer of the active ingredient of ULTRASE® MT be addressed before approval could be granted.

On June 11, 2010, the FDA accepted our latest complete response filing and confirmed a November 28, 2010, Prescription Drug User Fee Act, or PDUFA, date for our ULTRASE® MT NDA.

The submission of our rolling NDA for VIOKASE® was completed in the first quarter of fiscal 2010. At the time we completed this submission we requested a priority review and the FDA advised us in the second quarter of fiscal 2010 that it would not grant a priority review for this NDA. The PDUFA date for VIOKASE® was August 30, 2010.  The FDA subsequently informed us that it postponed the PDUFA date for the VIOKASE® NDA to November 30, 2010.

On November 28, 2010, the   FDA issued complete response letters regarding the NDAs for ULTRASE® MT and VIOKASE®. The  letters require that  unresolved  deficiencies raised with respect to the manufacturing and control processes at the manufacturer of the active ingredient for both ULTRASE® MT and VIOKASE® be addressed before approval can be granted.  The letters also require that deficiencies identified in an FDA inspection of such manufacturer must be resolved before the NDAs can be approved.

We are in ongoing discussions with the FDA and continue to work with the manufacturer of the active pharmaceutical ingredient to address the remaining open issues identified by the FDA, as soon as possible.

These developments and, as previously disclosed, our ceasing to distribute ULTRASE® MT and VIOKASE® could have a material adverse effect on, among other things, our financial condition. We will assess the impact of these developments on our financial condition in our filing on Form 10K for the fiscal year ending September 30, 2010.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements, which reflect our current expectations regarding future events. To the extent any statements made in this release contain information that is not historical, these statements are essentially forward-looking, including, without limitation, the Company's expectations with respect to the approval process for ULTRASE® MT and VIOKASE® and any potential impact of these developments on our financial condition, and are generally identified by words such as “expect,” “could,” “will” and “believe.” Forward-looking statements are subject to risks and uncertainties and undue reliance should not be placed on these statements. Certain material assumptions are applied in making forward-looking statements, and actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations are outlined in the body of this release, and also include the difficulty of predicting FDA and other regulatory actions and approvals, the impact of competitive products and pricing, new product developments, reliance on key strategic alliances, availability of raw materials, the regulatory environment, and other risks detailed from time to time in our filings with the Securities and Exchange Commission.

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXCAN INTERMEDIATE HOLDINGS INC.

Date: December 1st, 2010

By:	/s/ Steve Gannon
Steve Gannon
    Senior Vice President and Chief Financial Officer and Treasurer